                                                                     EXHIBIT 4.4
                                                                     -----------


                        AGREEMENT FOR PURCHASE OF STOCK

     Agreement for Purchase of Stock (this "Agreement"), effective as of October 1, 1997 by and among Sylvan Learning Systems, Inc., a Maryland corporation (the "Purchaser") and Leslie Zalk, Kathleen Gillan, Carleen Garza, Evelyn M. Tuey, Stephanie Thomas, Merida M. Phillips, Kay L. Bennett, and Patricia McSwain (the "Stockholders").

                                  WITNESSETH:

     The Stockholders, in aggregate, own seventy-five percent (75.0%) of all of the issued and outstanding capital stock of PMZ, Inc., a California corporation (the "Company"). The remaining 25% is owned by Purchaser. The Purchaser and Stockholders wish to enter into an agreement for the acquisition of Stockholders' interest and stock in the Company, and Purchaser makes such acquisition as part of its plan and effort to acquire the Company and all shares outstanding therein in a transaction or series of transactions qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser and the Stockholders hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Stockholders as follows:

          1.1  Organization and Standing.  The Purchaser is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. The Purchaser has at all times in the past operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation.

          1.2  Financial Statements.  The Purchaser has delivered to the
               --------------------
Stockholders copies of the Purchaser's audited consolidated financial statements for the fiscal years ended December 31, 1995 and 1996 and unaudited consooidated financial statements for the six month period ending June 30, 1997. These financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and present fairly the consolidated financial position and results of operations of the Purchaser at the dates of such statements and for the periods covered thereby. The Purchaser also has delivered to the Stockholders copies of its Annual Report on Form 10-K for the year ended December 31, 1996, its proxy statement dated June 7, 1997, and all other reports or documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of such Annual Report on Form 10-K and prior to the date of this Agreement.

          1.3  No Conflict With Other Documents.  Neither the execution and
               --------------------------------
delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Purchaser's Charter or By-Laws, or, any terms of any contract, instrument or other agreement to which the Purchaser is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Purchaser or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse on the Purchaser.

          1.4  Brokers and Advisors.  The Purchaser has taken no action which
               --------------------
would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.


          1.5  Validity of Common Stock.  The shares of Purchaser's Common Stock
               ------------------------
to be issued and delivered by the Purchaser in connection with the acquisition of Stockholders's shares in the Company have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

          1.6  Registration Statement on Form S-3.  As of the date hereof, the
               ----------------------------------
Purchaser is aware of no events, actions or conditions which would prevent the Purchaser from being able to comply with the provisions of Section 11.1(a) of this Agreement, and will use its best efforts to continue to be eligible to comply with the provisions of Section 11.1(a).

          1.7  Authority.  The execution, delivery and performance of this
               ---------
Agreement by the Purchaser have been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Purchaser.

          1.8  Tax-Free Reorganization.  The Purchaser is not aware of any
               -----------------------
events or conditions relating to the Purchaser which would preclude the
Stockholders from treating the   share exchange as a tax-free reorganization
under Section 368(a)(1)(A) of the Code.

     2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders hereby severally, but not jointly, represent and warrant to the Purchaser as follows:

          2.1  Authorized and Issued Shares.  The Company's entire authorized
               ----------------------------
capital stock consists of one million (1,000,000) shares of Common Stock, $1.00 par value per share (the "Company Common Stock"), of which 469,995 shares are issued and outstanding. No shares of Company Common Stock are held in the Company's treasury and no shares are reserved for issuance. All outstanding shares of Company Common Stock have been duly authorized and are validly issued and are fully paid and non-assessable and are owned by the Stockholders and the Purchaser. The Company is not a party to or bound by any options, calls, contracts, preemptive rights or commitments of any character relating to any issued or unissued capital stock, or any other equity security issued or to be issued by the Company.

          2.2  Ownership of Company Common Stock.  As shown on Schedule 1.2 to
               ---------------------------------
this Agreement, each Stockholder has good and marketable title to their respective portion of the 352,495 issued and outstanding shares of Company Common Stock free and clear of any pledges, liens, restrictions, claims or encumbrances of any kind. The said 352,495 shares represent seventy-five percent (75%) of the 469,995 total shares of the Company that are issued and outstanding as of the effective date of this Agreement. Such Stockholders are not a party to or bound by any options, calls, contracts, or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Company.

          2.3  Organization. The Company is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties or assets it now owns or holds under lease and to perform the actions contemplated hereby. Complete and accurate copies of the current Charter, By-Laws, minute books and stock transfer books of the Company have been provided to the Purchaser, and such copies are complete and correct and in full force and effect. The Company does not own or have any direct or indirect interest in any other corporation, firm, partnership, joint venture enterprise or other business entity.

          2.4  Transactions with Affiliates.  The Company is not a party to any
               ----------------------------
contract, agreement or other arrangement with any current or former officer, director or Stockholder or any affiliate of any such persons.

          2.5  Financial Statements.  The Stockholders have caused the Company
               --------------------
to provide to the Purchaser the reviewed financial statements for the fiscal year of the Company ended on December 31, 1996 and audited financial statements for the seven month period ending July 31, 1997, which have been reviewed audited by Alan Darnell, CPA (collectively, and together with all audited financial statements to be delivered after the execution of this Agreement, the "Company Financial Statements"). The Company Financial Statements are complete and correct, have been prepared on a consistent basis throughout the periods covered thereby and present fairly and accurately the financial position and results of operations of the Company as of and for the periods indicated. There are no material liabilities or obligations of the Company, whether contingent or absolute, as of the dates of such statements, including liability for taxes of any type, which in accordance with GAAP consistently applied should have been shown or provided for in the Company Financial Statements and are not so shown or provided for. Since July 31, 1997, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, financial position, business, operations, properties or prospects of the Company. The Company's accounts receivable arose, and all accounts receivable that will be outstanding as of the Closing Date shall have arisen, from bona
                                                                        ----
fide transactions in the ordinary course of business and will be collected by
----
the Company in full, less applicable reserves shown in the Company Financial Statements, in the ordinary course of business within ninety days of the Closing Date, and there are no offsets or claims related to such accounts receivable.

          2.6  Taxes.  The Company and the Stockholders have properly prepared
               -----
and filed all federal, state and other tax returns required to be filed in connection with the operations of the Company. True and complete copies of all federal and state income tax returns for the Company for each of the years ended December 31, 1994 through December 31, 1996 have been delivered or made available to the Purchaser on or prior to the date hereof and copies of other returns will be made available upon request. Except as set forth on Section 2.6 of the Disclosure Schedule or in the Company Financial Statements, neither the Company nor the Stockholders has any liability for any federal, state, county, local or other taxes whatsoever that arose or otherwise were incurred on or before the date of the balance sheet for 1996 included in the Company Financial Statements. No proposed taxes, additions to tax, interest or penalties have been asserted or are pending against the Company or the Stockholders with respect to periods ending on or before Closing, and no such matters are under discussion with the applicable authorities. There are no agreements, waivers, or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against the Company or the Stockholders. The Company and the Stockholders have withheld or otherwise collected all taxes or amounts it or he was required to withhold or collect under any applicable federal, state or local law, including, without limitation, any amounts required to be withheld or collected with respect to employee state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities.

          2.7  Agreements.  Section 2.7 of the Disclosure Schedule identifies
               ----------
each of the following agreements, contracts, documents and other items (whether written or oral) as to which the Company is a party or otherwise is bound (and all such contracts, or summaries thereof, have been made available to the Purchaser): (i) all documents relating to indebtedness for money borrowed or collateral therefor, including guarantees; (ii) all agreements or plans relating to employment, compensation of or benefits for officers or employees of the Company; (iii) all contracts for the purchase of materials, supplies, services, merchandise or equipment involving consideration of more than $2,000 or involving purchases in excess of normal operating requirements; (iv) any contract, agreement, or instrument not entered into in the ordinary course of the business of the Company on a basis consistent with past practice; (v) any contract containing restrictions on the Company's operations or its ability to compete in any geographic region or in any line of business; (vi) any lease of real property and all personal property leases calling for annual lease payments in excess of $2,000; and (vii) each and every other contract which is material to the financial condition, earnings, operation or business of the Company.
Each of the contracts and agreements so listed (collectively, the "Contracts") is a valid and existing contract or agreement in full force and effect and there exists no default thereunder by the Company. None of the Contracts will be violated or breached and no default or right of termination or modification shall arise thereunder as a result of the consummation of the transactions contemplated by this Agreement.

          2.8  Property.  Section 2.8 of the Disclosure Schedule sets forth a
               --------
schedule (the "Property Schedule") of (i) all real property owned or leased by the Company (the "Real Property"), (ii) all individual items of tangible personal property and assets (other than inventory) of the Company having a fair market value in excess of $2,000, and (iii) all patents, trademarks, trade names, service marks, trade secrets, copyrights, franchise rights or applications therefor which are held, used, prepared in connection with or otherwise related to the conduct of the business of the Company. Except as set forth in the Property Schedule, the Company has good and marketable title to all of such property and assets owned by it, free of any pledge, mortgage, lien, lease, security agreement, encumbrance, charge or claim of any nature whatsoever. The machinery and equipment of the Company are, in all material respects, in good operating condition and repair, ordinary wear and tear excepted. To the Company's knowledge, the Company is not infringing on any patent, trademark, trade name, service mark, trade secret or copyright of another entity and has received no notice or claim of any such infringement.

          2.9  Legal Proceedings, Etc.  Except as set forth in Section 2.9 of
               -----------------------
the Disclosure Schedule, there are no legal, administrative, arbitration, or other proceedings or governmental investigations pending or, to the best of the Company's and the Stockholders's knowledge, threatened against the Company, the Stockholders or the respective properties or assets of the Company and the Stockholders.

          2.10  Compliance; Licenses.  The Company has at all times within the
                --------------------
past three years operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation. Section 2.10 of the Disclosure Schedule contains a true and complete list of all material licenses, permits, approvals, franchises and other authorizations as are necessary in order to enable the Company to own and conduct its business.

          2.11  Bank Accounts, etc.  Section 2.11 of  the Disclosure Schedule
                ------------------
sets forth a true and complete list of all bank accounts, safe deposit boxes and lock boxes of the Company including, with respect to each such account and lock box, identification of all authorized signatories.

          2.12  Insurance.  Section 2.12 of the Disclosure Schedule sets forth a
                ---------
summary of all general liability, product liability, fire, casualty, motor vehicle and other insurance currently maintained by or on behalf of the Company. All requirements and provisions thereof are being complied with. True and correct copies of all insurance policies relating to such coverage have been provided by the Company to the Purchaser. No notice of cancellation has been given to or received by the Company with respect to any of its insurance policies, and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements.


          2.13  Employee Matters.  Except as set forth in Section 2.13 of the
                ----------------
Disclosure Schedule, the Company does not maintain, sponsor or contribute to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefits or incentive plan, program, contract, understanding or arrangement in which any employee, former employee, retired employee, or beneficiary of any of these, of the Company is entitled to participate. The plans, programs, contracts, understandings and arrangements listed on the Disclosure Schedule pursuant to this Section 2.13 are hereinafter referred to as the "Employee Plans." The Company has supplied the Purchaser with complete and accurate copies of each such Employee Plan. Each Employee Plan has been operated according to its terms in compliance with all applicable laws.

          2.14  Recent Operations; Employee Matters.  Since December 31, 1996,
                -----------------------------------
(i) the Company has operated its business substantially as it was operated immediately prior to said date and only in the ordinary course, and the Company and the Stockholders have used their best efforts to preserve intact the Company's business relationships, (ii) there have been no bonuses paid to or increases in the compensation of officers or employees, except as set forth in Section 2.14(i) of the Disclosure Schedule, and (iii) except as set forth in Section 2.14(iii) of the Disclosure Schedule, the Company has not declared or paid any dividend or made any other distribution with respect to its capital stock.

          2.15  Stockholders Distributions.   No dividends or distributions have
                --------------------------
been declared and/or paid to the Stockholders (whether in cash or other assets) after December 31, 1996 through the date hereof (the "1997 Period").

          2.16  Environmental Matters.  No storage tanks, underground or
                ---------------------
otherwise, are now located on any properties occupied by the Company. The Company has complied in all material respects with all environmental laws relating to its operations or properties occupied by it. There are no asbestos containing materials located on properties occupied by the Company. The Company has not received any notice, demand, suit or information request pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any comparable state law, nor does it have knowledge of any other party's receipt of same relating to any properties occupied by the Company.

          2.17  Disclosure.  The Stockholders have disclosed to the Purchaser
                ----------
all facts material to the assets, business, operations, financial condition and prospects of the Company. All agreements, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to the Purchaser by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects, and no such items contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein and therein not misleading.

          2.18  No Conflict With Other Documents.  Neither the execution and
                --------------------------------
delivery of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any violation, termination or modification of, or be in conflict with, the Company's Articles of Incorporation or By-Laws, any terms of any contract, instrument or other agreement to which the Company or any Stockholder is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Company or Stockholder or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse effect on the Company.

          2.19  Brokers and Advisors.  Neither the Company nor any of the
                --------------------
Stockholders have taken any action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

          2.20  Investment Intent.  It is understood that the shares of
                -----------------
Purchaser Common Stock to be delivered to the Stockholders pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act or any state securities laws. The Stockholders are acquiring the Purchaser Common Stock hereunder only for their own respective accounts and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

          In connection with the foregoing, each of the Stockholders hereby represents and warrants that:

                (a) such Stockholder has reviewed, discussed and evaluated the information delivered under Section 1.2 and has had the opportunity to ask questions of, and receive answers from, executive officers of the

Purchaser concerning the terms and conditions of this Agreement and to obtain any additional information which such Stockholders considered necessary to verify the accuracy of the information delivered under Section 1.2;

               (b) such Stockholder understands that she must bear the economic risks of the investment in Purchaser Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

               (c) such Stockholder has sufficient knowledge and experience in financial and business matters to enable such Stockholder to be capable of evaluating the merits and the risks of the exchange of the Company Common Stock for the Purchaser Common Stock contemplated by this Agreement and such Stockholder's prospective investment in the Purchaser.

          2.21 Legends.  It is understood and agreed that, to implement the
               -------
requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, the Purchaser will cause a legend to be conspicuously noted on the certificates representing the Purchaser Common Stock deliverable hereunder, and that the Purchaser will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 11 of this Agreement and after delivery of an opinion of Purchaser's counsel to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

          2.22 No Agreements with Respect to Purchaser Common Stock.  Except
               ----------------------------------------------------
for this Agreement, none of the Stockholders have entered into any agreement or understanding with anyone for the sale, at Stockholders' option or otherwise, of any of the Purchaser Common Stock to be delivered hereunder to Stockholders at the Closing.

     3. COVENANTS OF THE PURCHASER. The Purchaser covenants to the Stockholders that, except as otherwise consented to in writing by the Stockholders after the date of this Agreement:

          3.1  Stock Reservation.  Between the date hereof and the Closing Date,
               -----------------
the Purchaser will keep available and reserve a sufficient number of shares of Purchaser Common Stock for issuance and delivery to the Stockholders as contemplated in this Agreement.

          3.2  Cause Conditions to be Satisfied.  The Purchaser will use its
               --------------------------------
best efforts to cause all of the conditions described in Sections 7 of this Agreement to be satisfied (to the extent such matters reasonably are within its control).

          3.3  Registration Statement on Form S-3.  The Purchaser will use its
               ----------------------------------
best efforts to meet the requirements for eligibility set forth in paragraph A. of the General Instructions to Form S-3, as promulgated by the U.S. Securities and Exchange Commission in fulfilling its obligations under Section 11 hereof.

          3.4  Tax-Free Reorganization.  The Purchaser recognizes that  the
               -----------------------
Stockholders desire to treat the sale of their shares as a tax-free reorganization under Section 368(a)(1)(A) of the Code and will use its best efforts to cooperate with the Stockholders in this regard.


      4. COVENANTS OF THE STOCKHOLDERS. The Stockholders severally, but not jointly, covenant to the Purchaser that, except as otherwise consented to in writing by the Purchaser after the date of this Agreement:

          4.1  Conduct of Business.  After the date hereof and through the date
               -------------------
of the Closing, with respect to the Company (a) its business will be conducted only in the ordinary course; (b) it will terminate each of its Employee Plans and will not enter into, adopt or amend any employee benefit plan, agreement or arrangement, enter into or amend any employment contracts, or increase the salaries or compensation of its officers or employees; (c) it shall repay in full all debt outstanding on the date hereof except for those balances [should not exceed $350,000] owed to the holders of the Company's notes as shown in Section 4.1(c) of the Disclosure Schedule, and it shall not incur any additional liability for borrowed money, or encumber any of its assets; (d) all outstanding loans payable by the Company to any Stockholders or receivable by the Company from any Stockholders or any employee shall be repaid in full by the appropriate party except for the note payable to Leslie Zalk in the principal amount of $105,000; (e) its current assets at all times will be greater than its current liabilities by at least $40,000 before adjustments for deferred revenue made in converting the Company's financial statements from cash to accrual basis; (f) all trade payables and liabilities and obligations payable in installments shall be current and paid with the exception of those accounts shown in Section 4.1(e) of the Disclosure Schedule; (g) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the goodwill of suppliers, customers and others doing business with it;
(h) it will not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets (other than sales of inventory and purchases of materials and supplies in the ordinary course of business and in accordance with past practices); (i) it will not compromise or write off any material account receivable other than by collection of the full recorded amount thereof; (j) no change shall be made in its Charter or By-Laws; (k) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock, nor shall it enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (l) no dividend or other distribution or payment shall be declared or paid in respect of its capital stock, and (m) no bonus or additional compensation in excess of normal salary shall be paid to or declared for the benefit of any of the Stockholders.

          4.2  Pre-Tax Income of the Company.  The Company's Pre-Tax Income,
               -----------------------------
adjusted from cash to accrual basis and before adjustments for deferred revenues, as reflected in the Audited Financial Statements for the Company for the seven months ending July 31, 1997 will be equal to or greater than $150,000. "Pre-Tax Income" means the Company's EBIT minus interest, taxes and any distributions or dividends to the Stockholders.

          4.3  Consents.  The Stockholders agree to take all necessary corporate
               --------
or other action and to use their best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

          4.4  Reviewed Financial Statements.  The Stockholders will cause the
               -----------------------------
Company to deliver to Purchaser the Company's   reviewed financial statements
for the two month period of August - September 1997 as soon as practicable after the execution of this Agreement.

          4.5  Cause Conditions to Be Satisfied.  The Stockholders will use
               --------------------------------
their best efforts to cause all of the conditions described in Section 7 of this Agreement to be satisfied to the extent such matters are reasonably within their control.

          4.6  1998 Net Earnings of the Company's Operations.  The net
               ---------------------------------------------
earnings of the PMZ Retail Group Sylvan Learning Centers shall be at least $600,000 in calendar year 1998. The PMZ Retail Group Sylvan Learning Centers shall include those centers open as of the date of the Closing, to wit:


                Garden Grove          Long Beach            Huntington Beach
                ------------          -----------           ------------------
                Laguna Hills          Tustin                San          Juan
                ------------          -----------           -------------------
Capistrano
----------
                Irvine                Newport Beach   Downey
                ------                -------------   -------



     plus any additional retail Sylvan Learning Centers that Purchaser shall establish in the territory covered by Sylvan License Agreements 543 and 595 as of the Closing. Net earnings shall be calculated on the accrual method, center by center, in accordance with generally accepted accounting principles, consistently applied from 1997 to 1998, and shall mean (whether any center has, in fact, a profit or a loss) the yearly revenues attributable to all operations conducted in those centers less the sum of 1) all operating expenses directly incurred in operating the centers 2) advertising expenses incurred by Purchaser and allocated to the centers for local, Los Angeles co-op and national advertising contributions, 3) depreciation and amortization charges against capitalized items in the centers and intangibles on the books for the centers and 4) direct internal administrative overhead expense incurred by Purchaser for supervision of the corporate retail centers in accordance with Purchaser's previous practices in charging such expenses to Purchaser's retail Sylvan Learning centers (i.e. the K. Killian and staff overhead account). Revenues attributable to any STC operations shall be calculated as though the STC in the center had been operated as an STC Agent-operated center. None of Purchaser's revenues or expenses attributable to Mindsurf operations or public/non-public school contract services shall be taken into account in determining PMZ Retail Group net earnings. The $600,000 net earnings target shall be subject to ratable adjustment (upwards or downwards) in the event any of the Learning Centers listed above is sold prior to December 31, 1998 by taking into account that center's contribution to calendar year 1997 net earnings (stated on an accrual basis) for all of the centers combined. By way of example, if a center contributed 20% of the total centers' net earnings for 1997, and is sold January 1, 1998, then the $600,000 net earnings target will be reduced by $120,000 (20% of $600,000). If a center had a loss in 1997 equal to -5% of the total centers' net earnings for 1997, and is sold January 1, 1998, the $600,000 net earnings target will be increased by $30,000 (5% of $600,000).

     5. SALE OF THE COMPANY COMMON STOCK AND CONSIDERATION. The Stockholders agree to sell, and the Purchaser agrees to buy, at the Closing, the Stockholders' 352,495 shares of Company Common Stock, and for and in consideration of such sale and transfer, Purchaser agrees to issue and deliver to Stockholders, ratably in accordance with their respective ownership of the 352,495 shares, that number of shares of Purchaser Common Stock having a Fair Market Value of $641,541.

          5.1  Exchange of Shares.  In order to effect the purchase and sale,
               ------------------
(i) the Stockholders will deliver to the Purchaser at the Closing, certificates in due and proper form representing the 352,495 shares of Company Common Stock owned by such Stockholders, duly endorsed or accompanied by duly executed stock powers, with signatures notarized or guaranteed by a commercial bank or a member of the National Association of Securities Dealers, Inc., and (ii) the Purchaser shall deliver to the Stockholders certificates in due and proper form, representing the number of shares of Purchaser Common Stock to which each such Stockholder is entitled, less shares retained by Seller to secure the Stockholders' indemnity obligations. Each share of Purchaser Common Stock issued pursuant to this Agreement shall be fully paid and non-assessable. For purposes of the foregoing, the Fair Market Value of the Purchaser Common Stock shall equal the average of the closing prices reported in the Wall Street Journal for the fifteen (15) trading days ended and including September 30, 1997.

          5.2  Retainage of Shares by Seller.  Of the total Purchaser  Common
               -----------------------------
Stock to be issued to each of the Stockholders, one-fourth (1/4/th/) of same shall be retained by Purchaser through the completion of the audited financial results for 1998 (March 1, 1999) as security for each Stockholder's indemnity obligation under Section 9.1 which arise or are discovered on or before March 1, 1999. To the extent not required to secure any claim discovered or asserted but remaining unresolved as of March 1, 1999, all of said shares shall be surrendered to the respective owner-Stockholder immediately folling said date. Five percent (5%) of the shares shall be released by Sylvan on or before March 1, 19989 if the audited financial statement for the PMZ Retail Group Sylvan Learning Centers reflects that the ending balance of deferred tuition revenues as of 12/31/97 is less than $350,000.

     6. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of the Company in Irvine, California beginning at 1:00 p.m. on October 2, 1997, or at such other time and place as may be agreed upon in writing by the Purchaser and the Company (the "Closing Date"), but shall be effective as of the beginning of business on October 1, 1997 (the "Effective Date").

     7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          7.1  No Adverse Proceedings or Events.  No suit, action or other
               --------------------------------
proceeding against the Company or the Purchaser, or their respective officers or directors, or either of the Stockholders, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          7.2  Consents and Actions; Contracts.  All requisite consents of any
               -------------------------------
third parties and other actions which the Stockholders have covenanted to use their best efforts to obtain and take under Section 4.5 hereof shall have been obtained and completed. All material contracts and agreements of the Company, including, without limitation, all contracts and agreements listed on Section
2.7 of the Disclosure Schedule, shall be in full force and effect and shall not be affected by the consummation of the transactions contemplated hereby.

          7.3  Other Evidence.  The Purchaser shall have received from the
               --------------
Company and the Stockholders such further certificates and documents evidencing due action in accordance with this Agreement,including certified copies of proceedings of the Board of Directors and Stockholders of the Company, as the Purchaser reasonably shall request.

          7.4  Resignation of Stockholders.  Each and every one of the
               ---------------------------
Stockholders shall have resigned from any and all positions with the Company as director, officer or employee effective as of immediately prior to the Closing.

          7.5  Employment Contract.  Leslie Zalk and Purchaser shall enter into
               -------------------
the Employment Contract in the form shown as Exhibit B attached hereto.

          7.6  Covenants, Representatives and Warranties True.  As of the
               ----------------------------------------------
Closing, all of the Covenants, Representations and Warranties of the Stockholders shall be true and correct.

     8. CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS. Unless waived by the Stockholders, all obligations of the Stockholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          8.1  No Adverse Proceedings or Events.  No suit, action or other
               --------------------------------
proceeding against the Company or the Purchaser, or their respective officers or directors, or any of the Stockholders, shall be threatened or pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          8.2  Consents and Actions.  All requisite consents of any third
               --------------------
parties and other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 3 of this Agreement shall have been obtained and completed.

          8.3  Other Evidence.  The Stockholders shall have received from the
               --------------
Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and Stockholders of the Purchaser, as the Company and the Stockholders reasonably shall request.

     9.   INDEMNIFICATION.

          9.1. Indemnification by the Stockholders.  The Stockholders hereby
               -----------------------------------
covenant and agree severally, but not jointly, to indemnify and hold harmless the Purchaser and its respective successors and assigns, at all times from and after the date of Closing against and in respect of the following:

               (i) any liability, loss, damage, cost or expense resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Stockholders under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Company or the Stockholders hereunder;

               (ii) To the extent not accrued or reflected in the Financial Statements covering the period prior to the Closing, any liabilities or obligations of the Company or the Stockholders arising from operations of the Company prior to the Closing, including but not limited to federal, state or local income tax or, any personal property, FICA, withholding, excise, unemployment, sales or franchise taxes.

               (iii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

     Each stockholder's liability under this Section 9.1 and Section 11.3 shall be limited to their respective percentage shown on Schedule 1.2 hereof, and in no event shall any individual stockholder's liability exceed the result of multiplying such percentage times $903,000.

               9.2.  Notice and Defense.  The Purchaser shall notify the
                     ------------------
Stockholders of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and the Stockholders shall have an initial right to defend, compromise and settle such matter provided that the Purchaser is fully protected from any liability, loss damage, cost or expense in connection therewith. Within ten (10 days of receipt of such notice, Stockholders shall respond in writing as to whether Stockholders will engage counsel at Stockholders' expense to defend the claim. If Stockholders do not respond, or affirmatively decline to defend the claim or disputes its obligation to indemnify, the Purchaser shall then have, at its election, the right to compromise or defend any such matter at the Stockholders' sole cost and expense through counsel chosen by the Purchaser and reasonably acceptable to the Stockholders; provided, however, that any such compromise or defense shall be conducted in a manner which is reasonable and the Stockholders shall in all events have a right to veto any such compromise or defense which might increase the potential liability of, or create a new liability for, the Stockholders (other than under Section 9.1). Each party agrees in all cases to cooperate with the defending party and its or his counsel in the compromise of or defending of any such liabilities or claims. In addition, the non defending party shall at all times be entitled to monitor such defense through the appointment, at its or his own cost and expense, of advisory counsel of its own choosing. As to any claim paid by the Purchaser for which any of the Stockholders has indemnity liability under this Section 9, and which the Stockholder does not reimburse Purchaser within five (5) days following demand for reimbursement by Purchaser, Purchaser may (if it is then holding any of such Stockholder's Purchaser Common Stock) offset the amount of the Stockholder's liability on the claim paid against the shares of such Purchaser Common Stock retained by Purchaser, canceling that number of shares that then have a fair market value equal to the amount paid (for purposes of this section, fair market value shall mean the closing price of the stock as reported by the Wall Street Journal for the trading date immediately preceding the day reimbursement from the Stockholder is due). For purposes of determining the stockholder's liability for a shortfall in 1998 net earnings under the covenant of Section 4.6, each stockholder's liability shall equal the product of multiplying their respective percentage interest shown in Schedule 1.2 times 35/60ths times the total amount by which $600,000 exceeds actual net earnings, but in no event shall any stockholders' liability pursuant to Section 4.6 exceed the value of the shares held by Purchaser at the time the liability is determined.

               9.3.  Indemnification by the Purchaser.  From and after the
                     --------------------------------
Closing Date, the Purchaser hereby covenants and agrees to indemnify and hold harmless the Stockholders against and in respect of the following:

                     (i) any liability, loss, damage, cost or expense resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Purchaser hereunder; and

                (ii) Any liabilities or obligations of the Company arising from operations of the Company after the Closing, including but not limited to federal, state or local income tax or, any personal property, FICA, withholding, excise, unemployment, sales or franchise taxes.

                (iii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this
Section 9.3, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Stockholders hereunder.

     The Stockholders shall notify the Purchaser of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and thereafter the Purchaser shall have the right to defend, compromise and settle such matter provided that the Stockholders are fully protected from any liability, loss, damage, cost or expense in connection therewith.

     10.  SURVIVAL; LIMITATIONS.

          10.1  Survival.  The representations, warranties and agreements made
                --------
by the parties in this Agreement and in any other certificates and documents delivered in connection herewith, including the indemnification obligations of the Stockholders and Purchaser set forth in Section 9 hereof, shall survive the Closing under this Agreement regardless of any investigation made by the party making claim hereunder, except that, subject to the provisions of the next sentence, neither the Purchaser, on the one hand, nor the Stockholders, on the other, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to December 31, 1998. Notwithstanding the foregoing, (i) any indemnification obligations of the Stockholders relating to federal, state or local tax matters or environmental matters of any sort shall continue in full force and effect without limitation until expiration of the statute of limitations applicable to such tax or environmental matters, (ii) the representation and warranty contained in Sections 2.1, 2.2, or, 2.3 and any indemnification obligations of the Stockholders in connection therewith shall continue in full force and effect without any limitation, (iii) the liability under Section 4.6, and (iv) any claims, actions or suits the Purchaser, on the one hand, or the Company or the Stockholders, on the other hand, may have which arises from any fraud or willful misconduct on the part of the Stockholders or the Company, or any representative of either, on the one hand, and the Purchaser or any representative of it, on the other hand, shall continue in full force and effect without limitation until expiration of the statute of limitations applicable thereto.


          10.2  Limitations.  No indemnified party shall be entitled to
                -----------
indemnification hereunder until such time as a single loss or an aggregate of several losses equals Nine Thousand Dollars ($9,000), at which time such indemnified party shall be entitled to indemnification for all losses sustained, incurred, paid or required to be paid by such indemnified party in excess of the $9,000; and in no event shall any party to this Agreement be entitled to indemnification for a single loss or an aggregate of several losses which exceeds $903,000.

     11.  REGISTRATION RIGHTS.

          11.1  Registration Procedures and Expenses.  Purchaser shall:
                ------------------------------------

                (a) as soon as practicable after the closing date but not later than ninety (90) days after the closing date, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 which meets the requirements of Rule 415 promulgated under the Securities Act (a "Shelf Registration Statement") covering the sale by the Stockholders from time to time of four fifths (4/5/ths/) of the shares of the Purchaser Common Stock received by the Stockholders under this Agreement. Purchaser may extend its obligation to file a registration statement only if Purchaser advises the Stockholders that there is a pending, but unannounced transaction or development which Purchaser determines is not then appropriate for disclosure, and that registration of the Purchaser Common Stock would require such disclosure.

                (b) use its best efforts, subject to receipt of necessary information from the Stockholders, to cause each of the Shelf Registration Statements to become effective;

                (c) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statements and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statements effective until the earlier of the date on which the Purchaser Common Stock registered by such Shelf Registration Statement has been sold, or one year from the date of the initial filing thereof;

                (d) during the period referred to in (c) above, prepare and promptly file with the Commission, and promptly notify the Stockholders of the filing of, such amendment or supplement to each such Shelf Registration Statement and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Purchaser Common Stock is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include or incorporate an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                (e) advise the Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of any of such Shelf Registration Statements or the initiation or threatening of any proceeding for that purpose and promptly use its diligent best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

                (f) furnish to the Stockholders with respect to the Purchaser Common Stock registered under any of the Shelf Registration Statements such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Stockholders may reasonably request (but in no event more than 100 copies), in order to facilitate the public sale or other disposition of all or any of the registered Purchaser Common Stock by the Stockholders; provided, however, that
                                                       --------  -------
the obligation of Purchaser to deliver copies of prospectuses or preliminary prospectuses to the Stockholders shall be subject to the receipt by Purchaser of reasonable assurances from the Stockholders that the Stockholders will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                (g) file documents required of Purchaser for normal blue sky clearance in states reasonably specified in writing by the Stockholders, provided, however, that Purchaser shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                (h) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 11.1 and the registration of the Purchaser Common Stock pursuant to each of the Shelf Registration Statements, other than fees and expenses, if any, of counsel or other advisers to the Stockholders.


          11.2  Engagement of Underwriters.  The parties hereto agree that the
                --------------------------
Purchaser shall have no obligation to (i) conduct, arrange or coordinate any distribution or sales activities on behalf of the Stockholders with respect to the Purchaser Common Stock other than as set forth in Section 11.1 above or (ii) retain any underwriter(s) in connection with the registration and/or distribution of the Purchaser Common Stock pursuant to this Section 11. The Stockholders agrees that any underwriter(s) or counsel engaged in connection with the registration or distribution of the Purchaser Common Stock required to be registered pursuant to this Section 11 will be retained by and at the sole expense of the Stockholders and agrees further that any discounts or commissions payable to such underwriter(s) shall also be an expense solely of the Stockholders. In the event the Stockholders engages one or more underwriters pursuant to this Section 11.2, the Stockholders shall enter into an underwriting agreement with the managing or lead managing underwriter in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree; and, further, shall provide to such underwriter any documents or other information as is necessary, in the underwriter's reasonable opinion, to facilitate the effectiveness of the Shelf Registration Statement and the completion of the distribution of the Purchaser Common Stock so registered.

          11.3  Indemnification with respect to Shelf Registration Statements.
                -------------------------------------------------------------
Purchaser hereby agrees to indemnify the Stockholders against liability arising out of or based upon any untrue statement or alleged untrue statement of material fact in any of the Shelf Registration Statements filed by Purchaser pursuant hereto, or the omission or alleged omission to state or incorporated by reference in such Shelf Registration Statements any material fact required to be stated therein or necessary in order to make the statements therein not misleading, other than any such statement included or incorporated by reference in, or omitted from, such Shelf Registration Statements by Purchaser in reliance upon and in conformity with written information furnished to Purchaser specifically for use therein by or on behalf of the Stockholders. The Stockholders, severally and not jointly, hereby agree to indemnify Purchaser against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Shelf Registration Statements or the omission or alleged omission to state or incorporate by reference therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by Purchaser in reliance upon and in conformity with written information furnished to Purchaser for use or incorporation by reference in such Shelf Registration Statements.

     12. CONFIDENTIALITY. After the date hereof, the Stockholders will hold in confidence and not reveal to any third parties any knowledge or information of a confidential nature with respect to the business, products, know-how and methods of operation of the Company, and will not disclose, publish or make use of the same, provided, however, that the foregoing shall not be applicable to any disclosure or use of confidential information or knowledge that can be demonstrated to have (i) been publicly known prior to the date of this Agreement, (ii) become known by publication or otherwise not due to the unauthorized act or omission on the part of the Stockholders, or (iii) been supplied to the Stockholders by a third party without violation of the rights of the Company or the Purchaser or any other party. The parties agree that the remedy at law for any breach by the Stockholders of this Section 12 shall be inadequate and that the aggrieved party shall be entitled to injunctive relief in addition to any other remedy.

     13. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. It is expressly understood that the Stockholders will bear, and will not cause the Company to pay, any legal fees or other expenses incurred in connection with the transactions contemplated by this agreement, as well as the cost of furnishing the audited and reviewed Company Financial Statements referred to in Sections 2.5 and 4.4; provided, however, that in the event of any litigation between the parties hereto relating to or arising from this Agreement, the prevailing party in such litigation, as may be determined by the court in its sole discretion, shall be entitled to payment by the non-prevailing party of all reasonable attorney's fees and costs.

     14. NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, (a) if to the Purchaser, shall be addressed to:

          B. Lee McGee, Chief Financial Officer
          Sylvan Learning Systems, Inc.
          1000 Lancaster Street
          Baltimore, Maryland  21202

       with a copy to:

       Richard C. Tilghman, Jr., Esquire
       Piper & Marbury
       36 South Charles Street
       Baltimore, Maryland  21201

   (b) if to the Company or the Stockholders, shall be addressed to:

       Leslie Zalk
       4330 Barranca Pkwy. #208
       Irvine, CA 92604

     with a copy to:

       Rupert Barkoff
       Kilpatrick & Stockton, LLP
       1100 Peachtree Street
       Suite 2800
       Atlanta, GA  30309

     All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or by overnight delivery or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

  15. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

  16. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

     IN WITNESS WHEREOF, the Purchaser, the Company and the Stockholders have caused this Agreement to be duly executed and their respective seals to be hereunto affixed as of the date first above written.

WITNESS:                              SYLVAN LEARNING SYSTEMS, INC.


--------------------------            By:
                                         -----------------------------------
                                         O. Steven Jones, its Vice President


Stockholders:

                           (Seal)
---------------------------
Leslie Zalk

                           (Seal)
---------------------------
Kathleen Gillan

                           (Seal)
---------------------------
Carleen Garza

                           (Seal)
---------------------------
Evelyn M. Tuey

                                                                  (Seal)
                                      ----------------------------
                                      Stephanie Thomas

                                                                  (Seal)
                                      ----------------------------
                                      Merida M. Phillips

                                                                  (Seal)
                                      ----------------------------
                                      Kay L. Bennett

                                                                  (Seal)
                                      ----------------------------
                                      Patricia McSwain